News Release

FIRST FINANCIAL CORPORATION
One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

For more information contact:
October 25, 2016	Rodger A. McHargue at (812) 238-6334

First Financial Corporation reports 3rd Quarter results

TERRE HAUTE, INDIANA - First Financial Corporation (NASDAQ:THFF) today announced results for the third quarter of 2016. Net income for the quarter was $8.2 million compared to $8.4 million for the same period of 2015. Diluted net income per common share increased 3.08% to $0.67 from $0.65 for the comparable period of 2015.

The Corporation further reported net income of $30.1 million for the nine months ended September 30, 2016 versus $23.1 million for the comparable period of 2015, an increase of 30.30%. Diluted net income per common share also increased 35.75% to $2.43 for the nine months ended September 30, 2016 versus $1.79 for the comparable period of 2015. This increase included an after-tax gain on the sale of the Corporation’s insurance subsidiary of $5.75 million. Return on assets for the nine months ended September 30, 2016 was 1.35% compared to 1.03% for the nine months ended September 30, 2015.

Norman L. Lowery, President and Chief Executive Officer, commented, “We are pleased with our third quarter 2016 results. We had another solid quarter of loan growth and our asset quality remains excellent.”

Book value per share was $34.66 at September 30, 2016, a 7.77% increase from the $32.16 at September 30, 2015. Shareholders’ equity increased 3.38% to $422.4 million from $408.6 million on September 30, 2015.

On February 3, 2016 the Corporation announced a stock repurchase plan to acquire 5% of the Corporation’s outstanding common stock. The Corporation has repurchased a total of 565,618 shares under the plan.

Average total loans for the third quarter of 2016 were $1.80 billion, an increase of $31.8 million or 1.80%, versus the $1.77 billion for the comparable period in 2015. Total loans outstanding were $1.82 billion, an increase from $1.77 billion as of September 30, 2015. On a linked quarter basis, average total loans increased $19.6 million, or 1.10%, from $1.78 billion for the quarter ending June 30, 2016.

Average total deposits at September 30, 2016 were $2.41 billion versus $2.45 billion as of September 30, 2015. On a linked quarter basis, average deposits were $2.40 billion compared to $2.42 billion on June 30, 2016.

The company’s tangible common equity to tangible asset ratio was 12.93% at September 30, 2016, compared to 12.61% at September 30, 2015.

Net interest income for the third quarter of 2016 was $26.4 million compared to the $26.6 million reported for the same period of 2015. The net interest margin for the nine months ended September 30, 2016 increased to 4.05% compared to the 4.04% reported at September 30, 2015.

The provision for loan losses for the three months ended September 30, 2016 was $1.09 million compared to $1.05 million for the third quarter of 2015. Net charge-offs were $1.5 million for the third quarter of 2016 compared to $986 thousand in the same period of 2015. The Corporation’s allowance for loan losses as of September 30, 2016 was $19.1 million compared to $19.9 million as of September 30, 2015. The allowance for loan losses as a percent of total loans was 1.05% as of September 30, 2016 compared to 1.13% as of September 30, 2015.

Nonperforming loans decreased 6.19% to $29.0 million as of September 30, 2016 versus $31.0 million as of September 30, 2015. The ratio of nonperforming loans to total loans and leases was 1.59% as of September 30, 2016 versus 1.75% as of September 30, 2015.

Non-interest income for the three months ended September 30, 2016 was $7.92 million compared to $9.95 million as of September 30, 2015. The decline was primarily related to the sale of the Corporation’s insurance subsidiary which reduced insurance commissions by $1.66 million year-over-year.

Non-interest expense for the three months ended September 30, 2016 decreased $2.1 million to $22.0 million compared to $24.2 million in 2015. On a year-over-year basis for the quarter, salaries and employee benefits decreased $2.1 million driven by lower health insurance and pension expense. The Corporation’s efficiency ratio was 55.97% for the quarter ending September 30, 2016 versus 65.02% for the same period in 2015.

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana and Illinois and The Morris Plan Company of Terre Haute in Indiana.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
END OF PERIOD BALANCES
Assets	$3,019,323	$2,958,016	$2,942,833	$3,019,323	$2,942,833
Deposits	$2,479,241	$2,394,334	$2,418,589	$2,479,241	$2,418,589
Loans	$1,821,525	$1,802,810	$1,766,667	$1,821,525	$1,766,667
Allowance for Loan Losses	$19,074	$19,504	$19,925	$19,074	$19,925
Total Equity	$422,374	$413,224	$408,591	$422,374	$408,591
Tangible Common Equity	$385,766	$376,472	$365,727	$385,766	$365,727

AVERAGE BALANCES
Total Assets	$2,977,329	$2,947,153	$2,954,983	$2,961,163	$2,977,719
Earning Assets	$2,742,151	$2,747,214	$2,733,630	$2,738,097	$2,747,516
Investments	$936,059	$945,948	$960,139	$946,001	$968,997
Loans	$1,800,796	$1,781,201	$1,769,009	$1,779,936	$1,766,097
Total Deposits	$2,399,596	$2,422,302	$2,418,162	$2,413,522	$2,447,282
Interest-Bearing Deposits	$1,855,077	$1,877,092	$1,884,420	$1,868,413	$1,905,714
Interest-Bearing Liabilities	$59,815	$44,852	$58,957	$50,231	$49,053
Total Equity	$433,511	$406,382	$401,840	$418,289	$403,550

INCOME STATEMENT DATA
Net Interest Income	$26,351	$26,059	$26,576	$78,567	$78,495
Net Interest Income Fully Tax Equivalent	$27,907	$27,602	$28,134	$83,200	$83,184
Provision for Loan Losses	$1,091	$435	$1,050	$2,361	$3,650
Non-interest Income	$7,923	$8,214	$9,951	$38,503	$29,790
Non-interest Expense	$22,006	$22,760	$24,152	$68,113	$73,455
Net Income	$8,162	$8,232	$8,398	$30,069	$23,082

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$0.67	$0.68	$0.65	$2.43	$1.79
Cash Dividends Declared Per Common Share	$—	$0.5	$—	$0.5	$0.49
Book Value Per Common Share	$34.66	$33.89	$32.16	$34.66	$32.16
Tangible Book Value Per Common Share	$31.66	$30.88	$28.79	$31.66	$28.79
Basic Weighted Average Common Shares Outstanding	12,186	12,236	12,773	12,356	12,874

Key Ratios	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Return on average assets	1.10%	1.12%	1.14%	1.35%	1.03%
Return on average common shareholder's equity	7.23%	8.04%	8.36%	9.56%	7.61%
Efficiency ratio	61.42%	63.55%	63.42%	55.97%	65.02%
Average equity to average assets	14.56%	13.89%	13.60%	14.13%	13.55%
Net interest margin	4.05%	4.04%	4.12%	4.05%	4.04%
Net charge-offs to average loans and leases	0.34%	0.19%	0.22%	0.24%	0.19%
Loan and lease loss reserve to loans and leases	1.05%	1.08%	1.13%	1.05%	1.13%
Loan and lease loss reserve to nonperforming loans and other real estate	65.69%	70.76%	64.37%	65.69%	64.37%
Nonperforming loans to loans	1.61%	1.53%	1.75%	1.61%	1.75%
Tier 1 leverage	13.23%	13.08%	12.92%	13.23%	12.92%
Risk-based capital - Tier 1	17.46%	17.46%	17.73%	17.46%	17.73%

Asset Quality	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Accruing loans and leases past due 30-89 days	$6,983	$7,435	$6,778	$6,983	$6,778
Accruing loans and leases past due 90 days or more	$1,144	$1,044	$1,632	$1,144	$1,632
Nonaccrual loans and leases	$16,235	$14,526	$16,112	$16,235	$16,112
Nonperforming loans and other real estate	$29,037	$27,562	$30,954	$29,037	$30,954
Other real estate owned	$2,772	$2,837	$3,382	$2,772	$3,382
Total nonperforming assets	$40,548	$38,998	$46,072	$40,548	$46,072
Total troubled debt restructurings	$8,886	$9,155	$9,828	$8,886	$9,828
Gross charge-offs	$2,724	$1,842	$3,295	$6,206	$6,597
Recoveries	$1,202	$986	$2,309	$2,973	$4,033
Net charge-offs/(recoveries)	$1,522	$856	$986	$3,233	$2,564

CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Cash and due from banks	$67,396	$88,695
Federal funds sold	44,505	9,815
Securities available-for-sale	866,701	891,082
Loans:
Commercial	1,083,129	1,043,980
Residential	430,346	444,447
Consumer	304,840	272,896
	1,818,315	1,761,323
(Less) plus:
Net deferred loan costs	3,210	2,485
Allowance for loan losses	(19,074)	(19,946)
	1,802,451	1,743,862
Restricted stock	10,848	10,838
Accrued interest receivable	12,846	11,733
Premises and equipment, net	49,688	50,531
Bank-owned life insurance	83,377	82,323
Goodwill	34,355	39,489
Other intangible assets	2,253	3,178
Other real estate owned	2,772	3,466
Other assets	42,131	44,573
TOTAL ASSETS	$3,019,323	$2,979,585

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$557,185	$563,302
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	44,778	46,753
Other interest-bearing deposits	1,877,278	1,832,314
	2,479,241	2,442,369
Short-term borrowings	31,370	33,831
FHLB advances	10,132	12,677
Other liabilities	76,206	80,392
TOTAL LIABILITIES	2,596,949	2,569,269

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-14,578,758 in 2016 and 14,557,815 in 2015
Outstanding shares-12,185,737 in 2016 and 12,740,018 in 2015	1,819	1,817
Additional paid-in capital	73,907	73,396
Retained earnings	419,585	395,633
Accumulated other comprehensive loss	(2,412)	(9,401)
Less: Treasury shares at cost-2,393,021 in 2016 and 1,817,797 in 2015	(70,525)	(51,129)
TOTAL SHAREHOLDERS’ EQUITY	422,374	410,316
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,019,323	$2,979,585

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollar amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME:
Loans, including related fees	$21,753	$21,478	$64,208	$63,048
Securities:
Taxable	3,506	3,918	11,031	11,970
Tax-exempt	1,826	1,806	5,466	5,375
Other	365	401	1,096	1,265
TOTAL INTEREST INCOME	27,450	27,603	81,801	81,658
INTEREST EXPENSE:
Deposits	1,016	963	3,033	2,980
Short-term borrowings	51	22	100	54
Other borrowings	32	42	101	129
TOTAL INTEREST EXPENSE	1,099	1,027	3,234	3,163
NET INTEREST INCOME	26,351	26,576	78,567	78,495
Provision for loan losses	1,091	1,050	2,361	3,650
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	25,260	25,526	76,206	74,845
NON-INTEREST INCOME:
Trust and financial services	1,270	1,382	3,896	4,127
Service charges and fees on deposit accounts	2,765	2,688	7,870	7,557
Other service charges and fees	3,062	3,080	9,211	8,918
Securities gains/(losses), net	13	9	26	23
Gain on sale of certain assets and liabilities of insurance brokerage	(199)	—	12,822	—
Insurance commissions	35	1,693	2,340	5,202
Gain on sales of mortgage loans	522	611	1,407	1,512
Other	455	488	931	2,451
TOTAL NON-INTEREST INCOME	7,923	9,951	38,503	29,790
NON-INTEREST EXPENSE:
Salaries and employee benefits	12,883	14,963	39,620	45,105
Occupancy expense	1,785	1,756	5,238	5,322
Equipment expense	1,878	1,736	5,523	5,210
FDIC Expense	356	468	1,210	1,348
Other	5,104	5,229	16,522	16,470
TOTAL NON-INTEREST EXPENSE	22,006	24,152	68,113	73,455
INCOME BEFORE INCOME TAXES	11,177	11,325	46,596	31,180
Provision for income taxes	3,015	2,927	16,527	8,098
NET INCOME	8,162	8,398	30,069	23,082
OTHER COMPREHENSIVE INCOME
Change in unrealized gains/losses on securities, net of reclassifications and taxes	777	4,471	6,077	1,669
Change in funded status of post retirement benefits, net of taxes	304	819	912	4,102
COMPREHENSIVE INCOME	$9,243	$13,688	$37,058	$28,853
PER SHARE DATA
Basic and Diluted Earnings per Share	$0.67	$0.65	$2.43	$1.79
Weighted average number of shares outstanding (in thousands)	12,186	12,773	12,356	12,874